Exhibit (h)(123)

June 25, 2020

Brennan Hughes

Janus Capital Management LLC

151 Detroit Street

Denver, Colorado 80206

Dear Mr. Hughes:

Please be advised of the following:

•	Janus Investment Fund (the “Trust”) has changed the name of Janus Henderson Global Technology Fund to Janus Henderson Global Technology and Innovation Fund, effective as of January 28, 2020.

•	The Trustees of the Trust have previously approved plans to liquidate and terminate the following Funds:

⬛	Janus Henderson U.S. Growth Opportunities Fund, effective February 7, 2020;

⬛	Janus Henderson All Asset Fund, effective June 25, 2019;

⬛	Janus Henderson International Small Cap Fund, effective on or about May 22, 2020; and

⬛	Janus Henderson Diversified Alternatives Fund, effective on or about June 12, 2020;

•	The Trustees of the Trust approved the establishment of Janus Henderson Global Sustainable Equity Fund as a new series of the Trust, effective on or about June 25, 2020.

•

Below is a revised Schedule A to the Administration Agreement dated June 23, 2011, as may be further amended from time to time (the “Agreement”), between the Trust and Janus Capital Management LLC (“JCM”).

Pursuant to Section 5 of the Agreement, the Trust hereby requests that JCM acknowledge its acceptance of the terms contained in the revised Schedule.

Please indicate your acceptance of the foregoing by signing below.

By:	/s/ Kathryn Santoro
Kathryn Santoro
Vice President and Secretary

Janus Capital Management

By:	/s/ Brennan Hughes
Brennan Hughes
Chief Accounting Officer and Treasurer

Agreed to this 25th day of June 2020

Schedule A

List of Portfolios

Janus Investment Fund

•	Janus Henderson Absolute Return Income Opportunities Fund
•	Janus Henderson Adaptive Global Allocation Fund
•	Janus Henderson Asia Equity Fund
•	Janus Henderson Balanced Fund
•	Janus Henderson Contrarian Fund
•	Janus Henderson Developed World Bond Fund
•	Janus Henderson Dividend & Income Builder Fund
•	Janus Henderson Emerging Markets Fund
•	Janus Henderson Emerging Markets Managed Volatility Fund
•	Janus Henderson Enterprise Fund
•	Janus Henderson European Focus Fund
•	Janus Henderson Flexible Bond Fund
•	Janus Henderson Forty Fund
•	Janus Henderson Global Allocation Fund – Conservative
•	Janus Henderson Global Allocation Fund – Growth
•	Janus Henderson Global Allocation Fund – Moderate
•	Janus Henderson Global Bond Fund
•	Janus Henderson Global Equity Income Fund
•	Janus Henderson Global Income Managed Volatility Fund
•	Janus Henderson Global Life Sciences Fund
•	Janus Henderson Global Real Estate Fund
•	Janus Henderson Global Research Fund
•	Janus Henderson Global Select Fund
•	Janus Henderson Global Sustainable Equity Fund
•	Janus Henderson Global Technology and Innovation Fund
•	Janus Henderson Global Value Fund
•	Janus Henderson Government Money Market Fund
•	Janus Henderson Growth and Income Fund
•	Janus Henderson High-Yield Fund
•	Janus Henderson International Managed Volatility Fund
•	Janus Henderson International Opportunities Fund
•	Janus Henderson International Value Fund

•	Janus Henderson Large Cap Value Fund
•	Janus Henderson Mid Cap Value Fund
•	Janus Henderson Money Market Fund
•	Janus Henderson Multi-Sector Income Fund
•	Janus Henderson Overseas Fund
•	Janus Henderson Research Fund
•	Janus Henderson Short-Term Bond Fund
•	Janus Henderson Small-Mid Cap Value Fund
•	Janus Henderson Small Cap Value Fund
•	Janus Henderson Triton Fund
•	Janus Henderson U.S. Managed Volatility Fund
•	Janus Henderson Value Plus Income Fund
•	Janus Henderson Venture Fund